Exhibit 10.3

GUARANTY

This GUARANTY (this “Guaranty”) is executed as of July 18, 2017 by IONIS PHARMACEUTICALS, INC., a Delaware corporation, having an address at 2855 Gazelle Court, Carlsbad, California 92010 (whether one or more collectively referred to as “Guarantor”), for the benefit of UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, having an address at 1285 Avenue of the Americas, 11th Floor, New York, New York  10019 (together with its successors and assigns, “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to that certain Note (as defined in the Loan Agreement (defined below)), executed by IONIS GAZELLE, LLC a Delaware limited liability company (“Borrower”) and payable to the order of Lender in the original principal amount of Fifty-One Million Three Hundred Fifty Thousand and No/100 Dollars ($51,350,000.00), Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (the “Loan”) which is made pursuant to that certain Loan Agreement, dated of even date herewith, between Borrower and Lender (as the same may be amended, modified, supplemented, replaced or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined);

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lender’s making the Loan to Borrower; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I - NATURE AND SCOPE OF GUARANTY

1.1          Guaranty of Obligations.

(a)          Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise.  Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

(b)          As used herein, the term “Guaranteed Obligations” means (i) Borrower's Recourse Liabilities, (ii) from and after the date that any Springing Recourse Event occurs, payment of the entire Debt, (iii) (x) upon the occurrence and during the continuance of an Event of Default, or (y) following a foreclosure of the Security Instrument or an action in lieu thereof, the Guaranteed Alterations Costs (defined below), and (iv) (x) upon the occurrence and during the continuance of an Event of Default, or (y) following a foreclosure of the Security Instrument or an action in lieu thereof, the Guaranteed Alterations Completion (defined below).

(c)          As used herein, the term “Guaranteed Alterations Costs” shall mean all costs and expenses relating to the completion of (i) the Existing Project (as defined in the Loan Agreement) and (ii) any other alterations, improvements, additions or changes to the Property that has been commenced by Ionis, as tenant under the Ionis Lease, in a good and workmanlike manner in accordance with all Legal Requirements and Environmental Laws, on a lien free basis (collectively, the “Tenant Work”).

(d)          As used herein, the term “Guaranteed Alterations Completion” shall mean the complete performance when due of all obligations of Ionis, as tenant under the Ionis Lease, to perform and complete the Tenant Work that at the time this Guaranty is being enforced, has been commenced but has not been completed by Ionis, as tenant under the Ionis Lease, in a good and workmanlike manner in accordance with all Legal Requirements and Environmental Laws and on a lien free basis.

(e)          Notwithstanding anything to the contrary in this Guaranty or in any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents.

1.2          Nature of Guaranty.  This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection.  This Guaranty may not be revoked by Guarantor and (a) shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and (b) if Guarantor is a natural person, after Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs) (notwithstanding the foregoing, it is acknowledged and agreed that, as of the date hereof, Guarantor is not a natural person, and such clause 1.2(b) shall not apply to Ionis or any other Guarantor who is not a natural person).  The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations.  This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment, sale, pledge, transfer, participation or negotiation of all or part of the Note.

1.3          Guaranteed Obligations Not Reduced by Offset.  The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower or any other Person against Lender or against payment of the Guaranteed Obligations (other than the defense of actual payment of the Guaranteed Obligations or the applicable portion thereof), whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.4          Payment By Guarantor.  Upon the occurrence and during the continuance of an Event of Default by Borrower in the payment or performance of all or any part of the Guaranteed Obligations, whether at demand, maturity, acceleration or otherwise, Guarantor shall, within five (5) Business Days upon written demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, all of such notices being hereby waived by Guarantor, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein (or, with respect to the Guaranteed Alterations Completion, within ten (10) Business Days’ written notice from Lender to Guarantor, proceed to perform the applicable Tenant Work and thereafter diligently pursue such Tenant Work to completion, all at Guarantor’s sole cost and expense, in a good and workmanlike manner in accordance with all Legal Requirements and Environmental Laws and on a lien free basis).  Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations.  Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.5          No Duty To Pursue Others.  It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, (ii) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.6          Waivers.  Guarantor agrees to the provisions of the Loan Documents and hereby waives notice (except for notices expressly required under this Guaranty or any other Loan Documents), of and any rights of consent to (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Security Instrument, the Loan Agreement or of any other Loan Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (v) the occurrence of any breach by Borrower of any of the terms or conditions of the Loan Agreement or any of the other Loan Documents or an Event of Default, (vi) Lender’s transfer, sale, assignment, pledge, participation or disposition of the Guaranteed Obligations, or any part thereof, (vii) the sale or foreclosure (or the posting or advertising for the sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.

1.7          Payment of Expenses.  In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon written demand by Lender, pay Lender all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder, together with interest thereon at the Default Rate accruing five (5) Business Days after the date requested by Lender in writing until the date of payment to Lender.  The covenant contained in this Section 1.7 shall survive the payment and performance of the Guaranteed Obligations.

1.8          Effect of Bankruptcy.  In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Lender must rescind or restore any payment or any part thereof received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.9          Waiver of Subrogation, Reimbursement and Contribution.  Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates, unless and until the Debt has been fully repaid and the Guaranteed Obligations have been fully satisfied, any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other Person liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

1.10        Borrower.  The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company joint venture, trust or other individual or organization including any of same formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower, as permitted under the Loan Agreement.

ARTICLE II - EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1          Modifications/Sales.  Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Security Instrument, the Loan Agreement, the other Loan Documents (other than this Guaranty) or any other document, instrument, contract or understanding between Borrower and Lender or any other parties pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action, or any sale, assignment or foreclosure, or delivery of a deed in lieu of foreclosure of the Note, the Loan Agreement, the Security Instrument, or any other Loan Documents or any sale or transfer of the Property or any failure of Lender to notify Guarantor of any such action.

2.2          Adjustment.  Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor.

2.3          Condition of Borrower or Guarantor.  Except as otherwise provided by applicable law, the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor or any changes in the direct or indirect shareholders, partners or members, as applicable, of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4          Invalidity of Guaranteed Obligations.  The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by Legal Requirements, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Security Instrument, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower (other than defenses based on the actual performance of the Guaranteed Obligations sought to be enforced hereunder), (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Mortgage, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5          Release of Obligors.  Any full or partial release of the liability of Borrower on the Guaranteed Obligations or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, by operation of law, Lender’s voluntary act, or otherwise, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Borrower) will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons (including Borrower) to pay or perform the Guaranteed Obligations.

2.6          Other Collateral.  The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7          Release of Collateral.  Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8          Care and Diligence.  The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security (other than any loss, damage, liability or cost arising solely from Lender’s or it’s agent’s gross negligence or willful misconduct following Lender’s or its agent’s taking title to, and actual possession of, the Property), including but not limited to any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9          Unenforceability.  The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

2.10        Offset.  The Note, the Guaranteed Obligations and the liabilities and obligations of the Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower or Guarantor against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise, other than defenses based on actual performance of the Guaranteed Obligations sought to be enforced hereunder.

2.11        Merger.  The reorganization, merger or consolidation of Borrower into or with any other Person.

2.12        Preference.  Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws or for any reason Lender is required to refund such payment or pay such amount to Borrower or to any other Person.

2.13        Other Actions Taken or Omitted.  Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor (other than Lender’s or it’s agent’s gross negligence or willful misconduct following Lender’s or its agent’s taking title to, and actual possession of, the Property), whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

2.14        Representations.  The accuracy or inaccuracy of the representations and warranties made by Guarantor herein or by Borrower in any of the Loan Documents.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

3.1          Benefit.  Guarantor is an Affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2           Familiarity and Reliance.  Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3          No Representation By Lender.  Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

3.4          Guarantor’s Financial Condition.  As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is and will be solvent.

3.5          Legality.  The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor.  This Guaranty is a legal and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.6          Liens.  Guarantor has not created nor is the beneficiary of any Liens encumbering the Property or any interest therein.

3.7          Survival.  All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE IV - SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1          Subordination of All Guarantor Claims.  As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.  The Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations.  So long as any portion of the Obligations or the Guaranteed Obligations remain outstanding, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims; provided, however, that for so long as (i) no Event of Default has occurred and is continuing, Guarantor may receive payments of distributions with respect to any stock or other ownership interest held by such Guarantor and (ii) no Event of Default exists, Borrower shall not be prohibited from voluntarily reimbursing Guarantor for any Guaranteed Obligations actually paid by Guarantor to Lender (provided, however, Guarantor shall not be able to assert any claim for such reimbursement).

4.2          Claims in Bankruptcy.  In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceeding involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims.  Guarantor hereby assigns such dividends and payments to Lender.  Should Lender receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to Guarantor and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

4.3          Payments Held in Trust.  In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims and/or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4          Liens Subordinate.  Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach.  Until the Debt shall have been fully repaid and the Guaranteed Obligations fully satisfied, without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s rights it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.  The foregoing shall in no manner vitiate or amend, nor be deemed to vitiate or amend, any prohibition in the Loan Documents against Borrower granting Liens in any of its assets to any Person other than Lender or Guarantor transferring any of its assets to any Person other than Lender.

ARTICLE V - COVENANTS

5.1          [Reserved].

5.2          Covenants.  Until all of the Obligations and the Guaranteed Obligations have been paid in full, Guarantor (i) shall maintain (x) a Net Worth of not less than $51,350,000.00 (excluding Guarantor’s interest in the Property) and (y) Liquid Assets of not less than $5,135,000.00, (ii) shall not sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, on terms materially less favorable than would be obtained in an arms-length transaction, (iii) within sixty (60) days following the end of each calendar quarter, shall deliver to Lender, with respect to the prior calendar quarter, unaudited quarterly and year-to-date statements of income and expense and cash flow prepared on a cash basis for such Guarantor, together with a balance sheet as of the end of such prior calendar quarter for such Guarantor, together with a certificate of the chief financial officer of such Guarantor (A) setting forth in reasonable detail such Guarantor’s Net Worth and Liquid Assets as of the end of such prior calendar quarter and based on the foregoing quarterly financial statements, and (B) certifying that such quarterly financial statements are true, correct, accurate and complete in all material respects and fairly present the financial condition and results of the operations of such Guarantor in a manner consistent with GAAP and the requirements of Regulation AB, and (iv) within ninety (90) days following the end of each calendar year, shall deliver to Lender a complete copy of such Guarantor’s annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender prepared in accordance with GAAP and the requirements of Regulation AB, including statements of income and expense and cash flow and a balance sheet for such Guarantor, together with a certificate of the chief financial officer of such Guarantor (A) setting forth in reasonable detail such Guarantor’s Net Worth and Liquid Assets as of the end of such prior calendar year and based on such annual financial statements, and (B) certifying that such annual financial statements are true, correct, accurate and complete in all material respects and fairly present the financial condition and results of the operations of such Guarantor.  Notwithstanding the foregoing, for so long as (i) Ionis Pharmaceuticals, Inc. is Guarantor, (ii) Ionis Pharmaceuticals, Inc. remains a publicly traded company that is subject to the reporting requirements under Securities and Exchange Act of 1934, as amended, and (iii) Ionis Pharmaceuticals, Inc. complies with such reporting requirements, Ionis Pharmaceuticals, Inc., as Guarantor, shall not be required to provide to Lender the financial statements that are otherwise required to be delivered pursuant to this Section 5.2; provided, however, that upon filing of each such annual financial and operating statements of Ionis Pharmaceuticals, Inc. with the United States Securities and Exchange Commission for the applicable year, Ionis Pharmaceuticals, Inc. shall deliver to Lender a certification that all such financial and operating statements are true and correct in all material respects as of the applicable dates of such statements.

5.3          Prohibited Transactions.  No Guarantor shall, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of such Guarantor, including, without limitation, the payment of any dividend or distribution to a shareholder, partner or member as applicable, or the redemption, retirement, purchase or other acquisition for consideration of any stock or other ownership interest in such Guarantor, or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of such Guarantor’s assets, or any interest therein.

ARTICLE VI - MISCELLANEOUS

6.1          Waiver.  No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  The rights of Lender hereunder shall be in addition to all other rights provided by law.  No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved.  No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

6.2          Notices.          All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2.  Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (c) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:          UBS AG, by and through its branch
office at 1285 Avenue of the Americas,
New York, New York
1285 Avenue of the Americas, 11th Floor
New York, New York 10019
Attention:  Transaction Management - Henry Chung
Facsimile No.:  (212) 821-2943

with a copy to:      Alston & Bird LLP
90 Park Avenue
New York, New York 10016
Attention:  Stephen J. Cerniglia, Esq.
Facsimile No.: (212) 210-9444

If to Guarantor:     Ionis Pharmaceuticals, Inc.
2855 Gazelle Court,
Carlsbad, CA 92010
Attention: CFO and General Counsel
Facsimile No.: (760) 918-3599

with a copy to:      Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121-1909
Attention:  Samantha LaPine, Esq.
Facsimile No.: (858) 550 6420

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.2.  Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery.  Notice for any party may be given by its respective counsel.  Additionally, Notice from Lender may also be given by Servicer.

6.3          Governing Law; Submission to Jurisdiction.  This Guaranty shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.  Any legal suit, action or proceeding against Lender or Guarantor arising out of or relating to this Guaranty may at Lender’s option be instituted in any Federal or State court in the City of New York, County of New York, pursuant to Section 5-1402 of the New York General Obligations Law and Guarantor waives any objections which it may now or hereafter have based on venue and/or forum non conveniens of any such suit, action or proceeding, and Guarantor hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.  Guarantor does hereby designate and appoint:

C T Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011

as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any Federal or State court in New York, New York, and agrees that service of process upon said agent at said address and written notice of said service mailed or delivered to Guarantor in the manner provided herein shall be deemed in every respect effective service of process upon Guarantor in any such suit, action or proceeding in the State of New York.

6.4          Invalid Provisions.  If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

6.5          Amendments.  This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

6.6          Parties Bound; Assignment.  This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.  Lender shall have the right to assign or transfer its rights under this Guaranty in connection with any assignment of the Loan and the Loan Documents.  Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Guaranty.  No Guarantor shall have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of Lender, and any attempted assignment without such consent shall be null and void

6.7          Headings.  Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

6.8          Recitals.  The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

6.9          Counterparts.  To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

6.10       Rights and Remedies.  If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor.  The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

6.11       Entirety.  THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF.  THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT.  THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

6.12       Waiver of Right To Trial By Jury.  GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE SECURITY INSTRUMENT, THE LOAN AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

6.13       Cooperation.  Guarantor acknowledges that Lender and its successors and assigns may (i) sell this Guaranty, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or one or more interests therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as “Secondary Market Transaction”).  Guarantor shall cooperate with Lender in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency involved in any Secondary Market Transaction.  Guarantor shall provide such information and documents relating to Guarantor, Borrower, the Property and any tenants of the Improvements as Lender may reasonably request in connection with such Secondary Market Transaction.  In addition, Guarantor shall make available to Lender all information concerning its business and operations that Lender may reasonably request in connection with a Secondary Market Transaction.  Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction.  It is understood that the information provided by Guarantor to Lender, including any and all financial statements provided to Lender hereunder or in accordance with any other Loan Document, may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors and potential investors may also see some or all of the information.  Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor in the form as provided by Guarantor.  Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction.  All reasonable out-of-pocket third party costs and expenses incurred by Guarantor in connection with Guarantor’s compliance with this Section 6.13 (including, without limitation, the fees and expenses of the Rating Agencies but excluding Borrower and Guarantor’s own attorney’s fees) shall be reimbursed by Lender.  Additionally, in connection with Lender’s promotional and/or marketing activities, Lender shall submit any press releases, advertisements and other promotional materials for Guarantor’s review and approval (not to be unreasonably delayed, conditioned or delayed) prior to issuance of any such materials (for the avoidance of doubt, it is acknowledged and agreed that no Guarantor’s review and/or approval shall be required in connection with a Secondary Market Transaction).

6.14       Reinstatement in Certain Circumstances.  If at any time any payment of the principal of or interest under the Note or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

6.15       Gender; Number; General Definitions.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or interest therein”, (d) the word “Lender” shall mean “Lender and any subsequent holder of the Note”, (e) the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement”, (f) the word “Property” shall include any portion of the Property and any interest therein, and (g) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in the Property, the Leases and/or the Rents and/or in enforcing its rights hereunder.

6.16       Joint and Several.  If Guarantor consists of more than one Person or party, the obligations of each such Person or party shall be joint and several.

6.17       State-Specific Waivers.  Guarantor hereby waives each of the following:

(a)          Any rights of Guarantor of subrogation, reimbursement, indemnification, and/or contribution against Borrower or any other person or entity, and any other rights and defenses that are or may become available to Guarantor or any other person or entity by reasons of Sections 2787-2855, inclusive of the California Civil Code;

(b)          Any rights or defenses that may be available by reason of any election of remedies by Lender (including, without limitation, any such election which in any manner impairs, effects, reduces, releases, destroys or extinguishes Guarantor’s subrogation rights, rights to proceed against Borrower for reimbursement, or any other rights of Guarantor to proceed against any other person, entity or security, including but not limited to any defense based upon an election of remedies by Lender under the provisions of Section 580(d) of the California Code of Civil Procedure or any similar law of California or of any other State or of the United Sates); and

(c)          Any rights or defenses Guarantor may have because the Guaranteed Obligations are secured by real property or any estate for years.  These rights or defenses include, but are not limited to, any rights or defenses that are based upon, directly or indirectly, the application of Section 580(a), Section 580(b), Section 580(d) or Section 726 of the California Code of Civil Procedure to the Guaranteed Obligations.

The provisions of this subsection (c) mean, among other things:

(x)          Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower for the Debt; and

(y)          If Lender forecloses on real property collateral pledged by Borrower:

The Guaranteed Obligations may be reduced only by the price for which such real property collateral is sold at the foreclosure sale even if such real property collateral is worth more than the sale price, and the Lender may collect from the Guarantor even if the Lender, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Borrower.

Further, the provisions of this Agreement constitute an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s obligations are secured by real property.  These rights and defenses, include, but are not limited to, any rights or defenses based upon Section 580(a), Section 580(b), Section 580(d) or Section 726 of the California Code of Civil Procedure.

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EXECUTED as of the day and year first above written.

GUARANTOR:

Ionis Pharmaceuticals, Inc.

By:	/s/ B. Lynne Parshall
Name: B. Lynne Parshall
Title: Chief Operating Officer